                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 infoUSA, INC.
                (Name of Registrant as Specified In Its Charter)
                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                                 [infoUSA LOGO]

                                  INFOUSA INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of infoUSA Inc., a Delaware corporation (the "Company"), will be held on May 2, 1999, at 4:00 p.m. local time, at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

          1. To elect three directors to the Board of Directors for a term of three years;

          2. To approve an amendment to the 1997 Class A Common Stock Option Plan reserving an additional 3,000,000 shares of the Company's Common Stock for issuance thereunder;

          3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 22, 1999, are entitled to receive notice of and to vote at the meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE FOR THAT PURPOSE. STOCKHOLDERS ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE RETURNED A PROXY.

                                            Sincerely,

                                            FRED VAKILI
                                            Secretary

Omaha, Nebraska
April 5, 1999

                                  INFOUSA INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of infoUSA Inc., a Delaware corporation (the "Company"), for use at its 1999 Annual Meeting of Stockholders to be held on May 2, 1999, at 4:00 p.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska. The Company's principal executive offices are located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company's telephone number is (402) 593-4500.

     These proxy solicitation materials were mailed on or about April 5, 1999, to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on March 22, 1999 (the "Record Date"), are entitled to receive notice of and vote at the meeting. On the Record Date, 24,228,875 shares of the Company's Class A Common Stock, $.0025 par value, were issued and outstanding. On the Record Date, 23,907,875 shares of the Company's Class B Common Stock, $.0025 par value, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Election of Directors -- Security Ownership."

REVOCABILITY OF PROXIES

     Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing and delivering a proxy bearing a later date. Revocation will also occur if the individual attends the meeting and votes in person.

VOTING AND SOLICITATION

     Every holder of record of Class A Common Stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Every holder of record of Class B Common Stock on the Record Date is entitled, for each share held, to ten votes on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected. For all proposals at this Annual Meeting, the votes of holders of Class A Common Stock and Class B Common Stock will be counted together as a single class.

     The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees without additional compensation, personally, by telephone or by telegram.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals that are intended to be presented at the Company's 2000 Annual Meeting must be received by the Company no later than December 6, 1999 to be included in the proxy statement and form of proxy for that meeting. The Company's proxy for the 2000 Annual Meeting may confer on the proxy holder discretionary authority to vote on any Stockholder proposals that are intended to be presented at the Company's 2000 Annual Meeting that are received after February 19, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is divided into three classes, two of which have three directors and one of which has two directors, with the term of office of one class expiring each year. The terms of office of directors Paul A. Goldner, Gautam Gupta and George J. Kubat expire at the 1999 Annual Meeting. The terms of office of directors Vinod Gupta, George F. Haddix and Jon D. Hoffmaster expire at the 2000 Annual Meeting and the terms of office of directors Harold W. Andersen and Elliot S. Kaplan expire at the 2001 Annual Meeting. The Company is proposing that stockholders elect three directors at the 1999 Annual Meeting.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, two of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. THE BOARD OF DIRECTOR RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     The names of the nominees, and certain information about them, are set forth below:

                                                                                       DIRECTOR
NAME OF NOMINEE                         AGE       POSITION/PRINCIPAL OCCUPATION         SINCE
---------------                         ---       -----------------------------        --------
Paul G. Goldner.......................  65    Director; Consultant to the Company        1997
Ben Nelson............................  57    Director; Former Governor of Nebraska      1999
George J. Kubat(1)....................  53    Director; President and Chief
                                              Executive Officer of Phillips
                                                Manufacturing Co.                        1995

---------------

(1) Member of the Audit Committee

     Paul Goldner has served as a director of and consultant to the Company since the acquisition of Database America ("DBA") in February 1997. He was a founder of DBA, and served as its Chairman and Chief Executive Officer from 1973 to February 1997. Mr. Goldner holds a B.S. in Management Engineering from the Rensselaer Polytechnic Institute. In connection with its acquisition of DBA, the Company agreed to nominate Mr. Goldner to be re-elected to the Board when his current term expires at the Annual Meeting.

     Ben Nelson has served as a director of the Company since March 1999. Governor Nelson is the former governor of Nebraska, first elected in 1990 and then re-elected to a second term in 1994. Governor Nelson holds a B.A. and M.A. in Philosophy, and a J.D. from the University of Nebraska.

     George Kubat has served as a director of the Company since May 1995. Since November 1992, Mr. Kubat has served as President and Chief Executive Officer of Phillips Manufacturing Co., a dry wall equipment and supply business ("Phillips"). Prior to joining Phillips, Mr. Kubat was with Coopers & Lybrand L.L.P. for over 16 years. Mr. Kubat is also a director of America First Companies L.L.C. and SITEL Corporation. Mr. Kubat holds a B.S. in Business Administration and a J.D. from Creighton University.

                   INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE
                       CONTINUE AFTER THE ANNUAL MEETING

     The names and certain other information about the Directors whose terms of office continue after the Annual Meeting are set forth below:

                                                                                      DIRECTOR
                 NAME                   AGE       POSITION/PRINCIPAL OCCUPATION        SINCE
                 ----                   ---       -----------------------------       --------
Vinod Gupta...........................  52    Chairman of the Board and Chief           1972
                                              Executive Officer
Harold W. Andersen(2)(1)..............  75    Director; Contributing Editor to Omaha    1993
                                                World Herald and Retired Publisher
                                                of Omaha World Herald Company
Elliot S. Kaplan(2)...................  62    Director; Senior Partner in law firm      1988
                                              of Robins, Kaplan, Miller & Ciresi
                                                L.L.P.
George F. Haddix(2)...................  60    Director; Individual Investor             1995
Jon D. Hoffmaster.....................  50    Director; Private Investor                1978

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

     Vinod Gupta is the founder of the Company, has been Chairman of the Board of the Company since its incorporation in 1972 and was named Chief Executive Officer effective August 1, 1998. Mr. Gupta previously served as Chief Executive Officer of the Company from the time of its incorporation in 1972 until September 1997. Mr. Gupta holds a B.S. in Engineering from the Indian Institute of Technology, Kharagpur, India, and an M.S. in Engineering and an M.B.A. from the University of Nebraska.

     Harold Andersen has served as director of the Company since September 1993. He is the former President, Chief Executive Officer, Chairman and Publisher of the Omaha World Herald Company, a newspaper publishing company. Mr. Andersen is currently a Contributing Editor to the Omaha World Herald. Mr. Andersen holds a B.S. in Liberal Arts from the University of Nebraska.

     Elliot Kaplan has served as director of the Company since May 1988. He is a name partner and former Chairman of the Executive Board of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. and has practiced law continuously with that firm since 1962. Mr. Kaplan is also a director and officer of Best Buy Co., Inc., and a director of The Franklin Corporation. Mr. Kaplan holds a B.A. in Business Administration and a J.D. from the University of Minnesota.

     George Haddix has served as a director of the Company since March 1995. Since December 1997, Mr. Haddix has been an individual investor. From November 1994 to December 1997, Mr. Haddix has served as President of CSG Holdings, Inc. and CSG Systems International, Inc., companies providing software and information services to the communications industry. Mr. Haddix is a director of CSG Systems International, Inc. From 1989 until joining CSG in November 1994, Mr. Haddix was an individual investor. Mr. Haddix holds a B.A. from the University of Nebraska, an M.A. from Creighton University and a Ph.D. from Iowa State University, all in Mathematics.

     Jon Hoffmaster has served as a director of the Company since 1978, as Vice Chairman of the Board of the Company from 1993 to December 1995 and from April 1998 to December 1998, as Chief Financial

Officer of the Company from July 1992 to July 1995, and as President and Chief Operating Officer of the Company from September 1991 to September 1993. Mr. Hoffmaster has served as a consultant to the Company from January 1996 to April 1998. Mr. Hoffmaster is also a director of Bridges Investment Fund. Mr. Hoffmaster holds a B.A. in Finance from the University of Nebraska.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of the Record Date (i) by each of the executive officers named in the table under "Executive
Compensation -- Summary Compensation Table," (ii) by each director, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                                TOTAL
                                                                                VOTING
     DIRECTORS, OFFICERS AND 5% STOCKHOLDERS         CLASS A      CLASS B     PERCENTAGE
     ---------------------------------------        ----------   ----------   ----------
Vinod Gupta(1)....................................   9,835,337   10,010,054      40.8
  5711 South 86th Circle
  Omaha, Nebraska 68127
FMR Corp. ........................................   1,915,600    1,985,000       8.3
  82 Devonshire Street
  Boston, Massachusetts 02109
Wanger Asset Management...........................   1,892,500    1,763,600       7.4
  227 West Monroe Street, Suite #3000
  Chicago, IL 60606-5016
Paul A. Goldner(2)................................   1,338,479    1,273,089       5.3
  100 Paragon Drive
  Montvale, New Jersey 07645
Jon D. Hoffmaster(3)..............................     519,833      526,000       2.2
George Haddix(4)..................................      56,833       27,500      *
Scott Dahnke......................................           0            0      *
Harold W. Andersen(5).............................      23,133       27,300      *
Gautam Gupta(6)...................................      11,035       11,035      *
Elliot S. Kaplan(7)...............................      77,673       91,840      *
George Kubat(8)...................................      41,633       29,800      *
Ben Nelson........................................           0            0      *
Monica Messer(9)..................................     198,850      192,184      *
William Chasse(10)................................     132,541      116,875      *
William Kerrey(11)................................      44,466       31,133      *
Al Ambrosino(12)..................................      82,666       66,000      *
Fred Vakili(13)...................................     134,108      106,275      *
Stormy Dean(14)...................................       1,938        1,283      *
All directors and executive officers as a group
  (16 persons)(15)................................  12,498,525   12,510,368      53.6

---------------

  *  Represents less than 1% of the outstanding shares of Common Stock

 (1) Excludes 353,545 shares of Class A Common Stock and 388,359 shares of Class B Common Stock held in irrevocable trusts for the benefit of Mr. Gupta's children for which Mr. Gupta is not trustee and in which he has no beneficial interest. Includes 589,583 shares of Class A Common Stock and 540,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

 (2) According to Mr. Goldner, excludes 578,580 shares of Class A Common Stock and 563,580 shares of Class B Common Stock held in irrevocable trusts for the benefit of Mr. Goldner's children for which

     Mr. Goldner is not a trustee and in which he has no beneficial interest. Includes 75,000 shares of Class A Common Stock and 75,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

 (3) Includes 161,833 shares of Class A Common Stock and 156,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

 (4) Includes 8,833 shares of Class A Common Stock and 3,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

 (5) Includes 8,833 shares of Class A Common Stock and 3,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

 (6) Includes 6,000 shares of Class A Common Stock and 6,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

 (7) Includes 11,833 shares of Class A Common Stock and 16,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

 (8) Includes 26,833 shares of Class A Common Stock and 21,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

 (9) Includes 69,166 shares of Class A Common Stock and 52,500 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(10) Includes 132,541 shares of Class A Common Stock and 115,875 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(11) Includes 30,498 shares of Class A Common Stock and 17,160 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(12) Includes 82,666 shares of Class A Common Stock and 66,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(13) Includes 108,108 shares of Class A Common Stock and 104,775 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(14) Includes 1,916 shares of Class A Common Stock and 1,250 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(15) Includes 1,313,638 shares of Class A Common Stock and 1,167,560 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of fifteen meetings during 1998. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating or any committee performing similar functions.

     The Audit Committee, which currently consists of directors Harold W. Andersen, George Kubat and Gautam Gupta, met three times in 1998. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which currently consists of directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan, met two times during 1998. This committee has been delegated the duties of administering existing and future stock and option plans of the Company, including the Company's 1992 Stock Option Plan and the Company's 1997 Class A Common Stock Option Plan, and establishing the compensation of the Company's executive officers.

     No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

BOARD COMPENSATION

     During 1998, non-employee directors were compensated at a rate of $2,500 per Board meeting attended. Employee directors do not receive compensation for their service on the Board. In addition, during 1998, directors Harold W. Andersen, George Haddix, Jon D. Hoffmaster, Elliot S. Kaplan and George Kubat were each granted an option to purchase 20,000 shares of Class A Common Stock at an exercise price of $12.00 per share (the fair market value on the date of grant). Furthermore, Mr. Hoffmaster was granted an additional option to purchase 50,000 shares of Class A Common Stock at an exercise price of $13.00 per share (the fair market value on the date of grant).

                                  PROPOSAL TWO

             AMENDMENT TO THE 1997 CLASS A COMMON STOCK OPTION PLAN
                  RESERVING AN ADDITIONAL 3,000,000 SHARES OF
                       THE COMPANY'S CLASS A COMMON STOCK

     The stockholders are being asked to approve an amendment to the 1997 Class A Common Stock Option Plan (the "1997 Plan") reserving an additional 3,000,000 shares of the Company's Class A Common Stock for issuance thereunder. The Board of Directors believes that this amendment to the 1997 Plan is important to the continued functioning of the 1997 Plan, which the Board believes is an effective means of motivating and encouraging the continued employment of the employees of the Company. In the past several years, the labor markets in which the Company operates have become more intensely competitive, and recruiting and retaining the highly skilled employees the Company needs has become increasingly difficult. As a result, the Board believes that the proposed increase is necessary to allow grants of new options to existing employees whose present options are becoming fully vested, and to recruit new employees or increase existing employees' equity stakes in the Company. For a description of the 1997 Plan, see "Description of the 1997 Plan," elsewhere in this Proxy Statement.

     As of the Record Date, and without giving effect to this Proposal 2, 2,000,000 shares have been reserved for issuance under the 1997 Plan, of which none have been issued pursuant to option exercises, 304,768 are subject to outstanding options and 805,334 are available for grant. Proposal 2 was adopted by the Board of Directors on January 25, 1999, subject to stockholder approval. There are approximately 70 employees of the Company who are eligible to participate in the 1997 Plan.

     As of the Record Date, under the Company's other 1992 Stock Option Plan, 1,663,805 shares of Class A Common Stock and 1,663,805 shares of Class B Common Stock are subject to outstanding but unexercised options.

     Directors of the Company may benefit from adoption of this amendment, and to that extent may have a conflict of interest in recommending the amendment. Because approval of this proposal requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                 PROPOSAL THREE

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Management has selected KPMG Peat Marwick LLP, independent accounts, to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 1999. KPMG Peat Marwick LLP has audited the Company's financial statements since October 14, 1998.

     The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to approve and ratify the Board's selection of KPMG Peat Marwick LLP. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum, but will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF SUCH SELECTION. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

     A representative of KPMG Peat Marwick is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

RECENT CHANGES IN ACCOUNTANTS

     On October 1, 1998, PricewaterhouseCoopers LLP, the Company's independent accountants (the "Former Accountants") resigned from their engagement as principal accountants for the Company due to its inability to satisfy the "independence" requirement. The Former Accountants' resignation was required because of the promotion of the son-in-law of one of the Company's directors to an officer position at PricewaterhouseCoopers' Omaha office.

     The reports of the Former Accountants for the last two fiscal years contained no adverse opinion, disclaimer of opinion or opinion that was qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was not recommended or approved by the Company's board of directors, nor by its audit committee.

     In the last two fiscal years and through October 1, 1998, there have been no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference thereto in their report on the financial statements of such years.

     In the last two fiscal years and since the completion of the last fiscal year, none of the events listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred except as described in the following paragraph.

     The Form 10-Q, filed by the Company for the period ended June 30, 1998, disclosed that the Company was in the process of performing a valuation analysis of its acquisition of JAMI and any changes to its preliminary estimates of the assets acquired, liabilities assumed and goodwill and other intangibles recorded as part of the purchase, including an assessment of purchased in-process research and development costs would be recorded in the third quarter of 1998. The Former Accountants indicated that if such in-process research and development charge was material, the financial statements for the period ended June 30, 1998 would require restatement. Consistent with its quarterly report on Form 10-Q for the quarter ended June 30, 1998, the Company does not expect that any such in-process research and development costs will be material. In addition, as a result of recent financial management resignations, the Former Accountants advised the Company that it intended to expand the scope of its audit testing for the fiscal year 1998 audit, and management is in agreement with this advice.

     On October 12, 1998, the Company engaged the services of KPMG Peat Marwick LLP (the "New Accountants") to serve as the Company's principal accountants for the fiscal year ending December 31, 1998. In September, 1998, the Company engaged the New Accountants for purposes of allocating the cost of the acquisition to certain assets and liabilities acquired by the Company from JAMI Marketing in May 1998. The Company subsequently determined that there was no in-process research and development charge in connection with the acquisition. The New Accountants had expressed in writing their preliminary view that there should not be a material charge for in process research and development costs as a result of the JAMI Marketing transaction. The Company's Former Accountants, were not consulted by the Company regarding the allocation of the acquisition costs.

     During its last two fiscal years and through October 1, 1998, the Company had not consulted with the New Accountants on either the application of accounting principles to a specified transaction, or any matter that was the subject of a reportable event discussed above.

     The Company requested that PricewaterhouseCoopers LLP and KPMG Peat Marwick LLP furnish it with letters stating any disagreements that either firm had with the above statements. Such letter from the Former Accountants was filed as an exhibit to the Company's amended current report on Form 8-K filed with the SEC on October 14, 1998. No such letter was submitted by the New Accountants.

                    OTHER INFORMATION REGARDING THE COMPANY

                               PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total return to stockholders of the Company's Common Stock from December 31, 1993 to December 31, 1998 to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) Index and (ii) Hambrecht & Quist Products and Services Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into any such filing.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG INFOUSA INC., NASDAQ STOCK MARKET INDEX
               AND HAMBRECHT & QUIST PRODUCTS AND SERVICES INDEX

 Measurement Period
(Fiscal Year Covered  infoUSA Class A**  infoUSA Class B**   NASDAQ (U.S. Companies)   Hambrecht & Quist Products & Services
--------------------  -----------------  -----------------   -----------------------   -------------------------------------
    31-Dec-93               100                 100                     100                              100
    31-Dec-94               101                 101                     112                              141
    31-Dec-95               159                 159                     159                              211
    31-Dec-96               183                 183                     195                              262
    31-Dec-97               173                 169                     239                              336
    31-Dec-98                80                  86                     336                              478

---------------

 * Assumes $100 invested on December 31, 1993 in infoUSA Inc. Common Stock, Nasdaq Stock Market (U.S. Companies) Index and Hambrecht & Quist Products and Services Index.

** On October 3, 1997, the Company reclassified its existing Common Stock as
   Class B Common Stock, authorized a new class of Common Stock designated Class A Common Stock (together, the "Reclassification") and declared a dividend of one share of Class A Common Stock for each share of Class B Common Stock outstanding (the "Stock Dividend"). The Stock Dividend had the effect of a two-for-one stock split. The information set forth for periods prior to October 10, 1997, the first day that the Class A Common Stock and Class B Common Stock traded separately, has been adjusted to give effect to the Reclassification and the Stock Dividend. The information set forth below from and after October 10, 1997 is actual historical information.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

     The following table sets forth the compensation paid by the Company for each of the three previous years for the period ending December 31 to persons who served as Chief Executive Officer during the last fiscal year and each of the other four most highly compensated executive officers of the Company (together, the "Named Executive Officers"):

                                            LONG-TERM COMPENSATION AWARD
                                         -----------------------------------
                                                                  SECURITIES
                                                                  UNDERLYING
                                                                   OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)    BONUS($)      (#)(1)      COMPENSATION
---------------------------       ----   ---------    --------    ----------    ------------
Vinod Gupta(2)..................  1998     48,000(3)       --            --
Chief Executive Officer           1997     48,000(3)       --       140,000(4)         --
                                  1996     48,000(3)       --     1,800,000(5)         --
Scott Dahnke(6).................  1998    297,835     187,500            --        52,910(8)
Chief Executive Officer           1997     93,750     250,000(7)    500,000(5)         --
                                  1996         --          --            --            --
William Chasse..................  1998    260,000      80,833       100,000(4)
Senior Vice President             1997    240,000          --            --            --
                                  1996    155,000       1,525       260,000(5)         --
William Kerrey..................  1998    200,000      74,380        40,000(4)
Senior Vice President             1997    180,000      86,548        20,000(5)         --
                                  1996    157,500      79,048            --            --
Monica Messer...................  1998    260,000      80,833       100,000(4)
Executive Vice President and      1997    240,000          --       250,000(5)         --
  Chief
  Information Officer             1996    208,000          --            --            --
Ed Mallin.......................  1998    225,000      96,167        60,000(4)
Senior Vice President             1997    216,000       7,500        20,000(5)
                                  1996    208,000      11,325            --

---------------

(1) Except as otherwise expressly noted, each of the figures indicated below includes options to purchase equal numbers of shares of the Company's Class A Common Stock and Class B Common Stock pursuant to options to purchase Common Stock granted under the 1992 Stock Option Plan prior to the Reclassification and the Stock Dividend.

(2) Vinod Gupta has served as Chief Executive Officer from the inception of the Company until September 1997, and from August 1998 to the present.

(3) Excludes certain amounts paid to Annapurna Corporation for consulting services and related expenses reimbursed in connection with acquisition activity conducted by the Company during 1998, 1997 and 1996, respectively (see "Certain Transactions" herein). Annapurna Corporation is 100% owned by Vinod Gupta. Vinod Gupta has agreed not to be eligible for cash bonuses.

(4) This figure represents an option to purchase shares of the Company's Class A Common Stock under the 1997 Class A Common Stock Option Plan.

(5) This figure represents options to purchase an equal number of Shares of Class A Common Stock and Class B Common Stock under the 1992 Stock Option Plan.

(6) Scott Dahnke was hired as Chief Executive Officer in October 1997 and resigned from that position in August 1998.

(7) Includes $250,000 paid to Scott Dahnke as a signing bonus.

(8) Includes $52,910 paid to Scott Dahnke in connection with his relocation expenses.

OPTION GRANTS IN THE LAST FISCAL YEAR.

     The following table sets forth each grant of stock options made during the year ended December 31, 1998 to each of the Named Executive Officers.

                                                                                POTENTIAL
                                                                               REALIZABLE
                                       INDIVIDUAL GRANTS                    VALUE AT ASSUMED
                       --------------------------------------------------    ANNUAL RATES OF
                                     % OF TOTAL                                STOCK PRICE
                       NUMBER OF      OPTIONS                               APPRECIATION FOR
                       SECURITIES    GRANTED TO    EXERCISE                 OPTION TERM($)(2)
                       UNDERLYING   EMPLOYEES IN     PRICE     EXPIRATION   -----------------
                       GRANTED(1)   FISCAL YEAR    ($/SHARE)      DATE        5%        10%
                       ----------   ------------   ---------   ----------   -------   -------
Vinod Gupta..........        --           --             --            --        --        --
Scott Dahnke.........        --           --             --            --        --        --
William Chasse.......    50,000         4.31        10.3750    01/02/2003   176,425   400,247
                         50,000         4.31        13.0000    07/20/2003   221,062   501,515
Bill Kerrey..........    40,000         3.45        10.3750    01/02/2003   141,140   320,198
Monica Messer........    50,000         4.31        10.3750    01/02/2003   176,425   400,247
                         50,000         4.31        13.0000    07/20/2003   221,062   501,515
Edward Mallin........    60,000         5.17        10.3750    01/02/2003   211,710   480,297

---------------

(1) Options indicated vest and become exercisable in four equal annual installments on the first four anniversaries of the date of grant based upon the optionee continuing to be employed by the Company. Each of the figures indicated below represents options to purchase shares of the Company's Class A Common Stock pursuant to options to purchase Common Stock granted under the 1997 Class A Common Stock Option Plan.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, the value realized on exercised options and the year-end value of unexercised options:

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING             VALUE OF UNEXERCISED
                         SHARES                       UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                       ACQUIRED ON      VALUE           AT YEAR-END(#):           AT YEAR-END($)(1):
NAME                    EXERCISE     REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                   -----------   -----------   -------------------------   -------------------------
Vinod Gupta..........         0              0         755,000/1,185,000                    0/0
Scott Dahnke.........         0              0                0/0                           0/0
William Chasse.......    14,000        115,500          231,750/248,750                17,579/0
Bill Kerrey..........     6,428          3,214           29,318/64,004                  2,747/0
Monica Messer........         0              0          92,500/287,500                 21,975/0
Edward Mallin........    20,000        189,100           48,496/79,504                 21,975/0

---------------

(1) Market value of underlying securities at year-end minus the exercise price.

            DESCRIPTION OF THE 1997 CLASS A COMMON STOCK OPTION PLAN

     General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"), which Administrator shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the Plan, provided that no such action may affect any share of the Company's Class A Common Stock previously issued and sold or any option previously granted under the Plan.

     Eligibility; Limitations. Nonstatutory stock options may be granted under the Plan to directors, employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the directors, employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 900,000 shares of Class A Common Stock (as appropriately adjusted for changes in the capitalization of the Company).

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Class A Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Class A Common Stock on the date such option is granted. The fair market value of the Class A Common Stock is generally determined with reference to the closing sale price for the Class A Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest over four (4) years and become exercisable over five (5) years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Class A Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or, in the absence thereof, three (3) months after the date of termination or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or, in the absence thereof, 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

          (f) Nontransferability of Options. Unless determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the Class A Common Stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution, or that any rights of repurchase in the Company with respect to shares purchased upon exercise of an option shall lapse provided the proposed dissolution or liquidation takes place at the time and in the manner anticipated. In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the vested right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Rule 16b-3, Section 162(m) and
Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

  Federal Income Tax Consequences

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss.

If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1998. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

     Effective January 1, 1998, the Compensation Committee included as members Directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan, who at present continue to serve on the committee.

TO THE BOARD OF DIRECTORS:

     The Compensation Committee of the Board of Directors reviews and approves salaries and bonuses payable to the Company's executive officers. The Compensation Committee in effect during 1998 was composed of Directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan, three non-employee members.

     The philosophy used by the Compensation Committee in establishing compensation for executive officers, including the Chief Executive Officer, is to attract and retain key personnel through the payment of competitive base salaries and the grant of appropriate stock options, and to reward performances through annual bonuses. The Internal Revenue Code limits companies' ability to deduct for income tax purposes compensation paid to any individual employee in excess of $1 million. The Company intends to take the necessary steps to conform its compensation arrangements to comply with the deductibility ceiling.

     The Company's Chief Executive Officer from September 1997 until August 1998 was Scott Dahnke. In determining Mr. Dahnke's compensation, the Committee considered compensation plans being used by similar companies, varying approaches to structuring cash and equity executive compensation, and the size and form of compensation that would be competitive within the industry and in the Company's best interest, drawing in part on the information and analysis provided by its compensation consultant in 1996. The Committee also considered the compensation and assurances necessary to recruit Mr. Dahnke from his previous employment as a Partner with a national consulting firm. After considering and discussing the foregoing considerations, the Committee set Mr. Dahnke's compensation at (i) a base salary of $375,000, (ii) a signing bonus of $250,000, (iii) eligibility for annual bonuses of up to $250,000 per year, based on the achievement of certain performance objectives, (iv) an option to purchase up to 500,000 shares of the Company's stock, plus possible future options contingent upon the achievement of certain performance objectives, and (v) severance payments and arrangements in the event of Mr. Dahnke's termination under certain circumstances.

     Vinod Gupta resumed his role as Chief Executive Officer in August, 1998 upon the departure of Mr. Dahnke. Mr. Gupta's compensation consists of Mr. Gupta's base salary, which was set at an annual rate of $48,000 for 1998. Mr. Gupta declined to participate in any of the Company's bonus programs for 1998. Also during 1998, the Company paid $1,392,000 to Annapurna Corporation, which is 100% owned by Mr. Gupta, for travel and consulting services and related expenses. As Mr. Gupta resumed his duties as Chief Executive Officer late in the fiscal year, the Committee is continuing to evaluate his compensation level.

     The Compensation Committee developed compensation packages for all other executive officers in fiscal 1998, which provided for base salaries, stock options and bonuses. The base salaries are based on each officer's historical salary and past performance as well as on publicly available information concerning executive compensation levels paid by other companies in the Omaha, Nebraska area and a report prepared for the Company by an independent compensation consulting firm. Stock options were granted to officers to provide long term incentives that are aligned with the interests of the Company's stockholders, and at percentage interests in the Company that were comparable to other Companies in the Omaha, Nebraska area and in the industry generally. During 1998, there were two bonus plans in effect. The first applies to general managers of product sales groups, and is based upon each general manager achieving a defined percentage of the internal Company revenue and profit goals for his or her product sales group. The second bonus plan, which applies to all other executive officers and key employees (not including Mr. Gupta), is based on the achievement of specified pre-tax, Company-wide profit levels. Neither bonus plan is guaranteed and bonuses under either plan may be withheld by management or the Board of Directors, or adjusted in the event of an acquisition during the year.

                             Compensation Committee

           Harold W. Andersen, George F. Haddix and Elliot S. Kaplan

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except for one Report on Form 5 was submitted approximately one month late by Director Paul Goldner.

                              CERTAIN TRANSACTIONS

     During 1996, 1997 and 1998, the Company paid $48,000, $364,000 and
$1,392,000, respectively, to Annapurna Corporation for travel and consulting services and related expenses. Annapurna Corporation is 100% owned by Vinod Gupta.

     In January 1998, the Company entered into an agreement with director Jon Hoffmaster for a one year period, for which fees will be paid as Mr. Hoffmaster's consulting services are requested by the Company. In April 1998, the Company paid Mr. Hoffmaster $200,000 for services provided related to the attempted acquisition of Metromail in March 1998.

     In February 1997, as part of the acquisition of DBA, the Company entered into an employee and consulting agreement with Paul A. Goldner for a term of five years, under which Mr. Goldner will receive compensation at a rate of $120,000 per annum and under which the Company agreed to nominate Mr. Goldner to be elected to the Board when his current term expires in 1999.

     The Company has retained the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. to provide certain legal services. Elliot Kaplan, a director of the Company, is a name partner and former Chairman of the Executive Board of Robins, Kaplan, Miller & Ciresi L.L.P.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                            BY ORDER OF THE BOARD OF DIRECTORS

Omaha, Nebraska
April 2, 1999

                                  INFOUSA INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              CLASS A COMMON STOCK

        The undersigned stockholder of infoUSA Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 1999, and hereby appoints Vinod Gupta and Fred Vakili, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Class A Common Stock of the undersigned at the Annual Meeting of Stockholders of infoUSA Inc. to be held on May 2, 1999, and at any adjournments thereof, upon the Company's proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

    1. ELECTION OF THREE MEMBERS (with terms expiring in 2002) of the Board of Directors:

            [ ]  FOR all nominees listed below (except as indicated)    [ ]  WITHHOLD authority to vote for all nominees listed
                                                                             below

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

                   Paul Goldner, Ben Nelson and George Kubat

    2. Proposal to amend the 1997 Class A Common Stock Option Plan reserving an additional 3,000,000 shares of the Company's Common Stock for issuance thereunder:

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year 1999:

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

              PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY.

    Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

                                               Dated:
                                                     -----------------------


                                               -----------------------------
                                                        (Signature)


                                               -----------------------------
                                                        (Signature)

                                               (This proxy should be marked,
                                               dated, signed by the
                                               stockholder or stockholders
                                               exactly as the stockholder's
                                               or stockholders' names appear
                                               hereon, and returned promptly
                                               in the enclosed envelope.
                                               Persons signing in a
                                               fiduciary or representative
                                               capacity should so indicate.
                                               If shares are held by joint
                                               tenants, as community
                                               property or otherwise by more
                                               than one person, all should
                                               sign.)

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED,
             WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE,
      AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME
                              BEFORE THE MEETING.

                                  INFOUSA INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              CLASS B COMMON STOCK

        The undersigned stockholder of infoUSA Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 1999, and hereby appoints Vinod Gupta and Fred Vakili, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Class B Common Stock of the undersigned at the Annual Meeting of Stockholders of infoUSA Inc. to be held on May 2, 1999, and at any adjournments thereof, upon the Company's proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

    1. ELECTION OF THREE MEMBERS (with terms expiring in 2002) of the Board of Directors:

            [ ]  FOR all nominees listed below (except as indicated)   [ ]  WITHHOLD authority to vote for all nominees listed
                                                                            below

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

                   Paul Goldner, Ben Nelson and George Kubat

    2. Proposal to amend the 1997 Class A Common Stock Option Plan reserving an additional 3,000,000 shares of the Company's Common Stock for issuance thereunder:

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year 1999:

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

              PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY.

    Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

                                               Dated:
                                                     -----------------------


                                               -----------------------------
                                                        (Signature)


                                               -----------------------------
                                                        (Signature)

                                               (This proxy should be marked,
                                               dated, signed by the
                                               stockholder or stockholders
                                               exactly as the stockholder's
                                               or stockholders' names appear
                                               hereon, and returned promptly
                                               in the enclosed envelope.
                                               Persons signing in a
                                               fiduciary or representative
                                               capacity should so indicate.
                                               If shares are held by joint
                                               tenants, as community
                                               property or otherwise by more
                                               than one person, all should
                                               sign.)

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED,
             WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE,
      AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME
                              BEFORE THE MEETING.